SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

Sionix Corporation

(Exact name of registrant as specified in Charter)

Nevada	2-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, CA 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Sionix Corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5 .02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 16, 2008, the board of directors of the Registrant accepted the resignation of Dr. W. Richard Laton as a director of the Registrant. Dr. Laton’s resignation was not as a result of a disagreement with the Registrant on any matter relating to its operations, policies or practices.

Dr. Laton will continue to provide consulting services to the Registrant through January 1, 2009, in accordance with the Consulting Agreement entered into between Dr. Laton and the Registrant on February 21, 2008, as filed with the Securities and Exchange Commission on February 25, 2008 as Exhibit 10.4 to the Registrant’s Form 8-K (File/Film No. 002-95626-D/08639732).

On May 5, 2008, the board of directors of the Registrant appointed Marc Woods to fill a vacancy on the Registrant’s board of directors.

Mr. Woods has served as a financial reporting consultant to the Registrant since January 2008. Mr. Woods also currently serves as a senior advisor to Clarion Consulting, a retail real estate consulting firm headquartered in Irvine, California. Mr. Woods began his career with Ernst & Young in September 1970, leaving the firm after eight years to co-found his own public accounting firm.  He specializes in re-organization and re-engineering projects and has significant experience with financial modeling, analyzing management information systems, computerizing manual systems, and many other aspects of operations management. Mr. Woods is the former President and Chief Executive Officer of D&L Airflow Solutions, a fabricator of sheet metal products for the HVAC industry, where he served from 1999 to 2003, and the former Chief Financial Officer of Surterre Properties, Inc., where he served from November 2005 to September 2007.  Mr. Woods earned a Bachelor of Science degree in accounting from San Jose State University.

There is no family relationship between Mr. Woods and any of the directors, executive officers or director and officer nominees of the Registrant. There was no arrangement or understanding between Mr. Woods and any other person pursuant to which Mr. Woods was selected as a director. There was no transaction since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Woods had or will have a direct or indirect material interest. There is no material plan, contract or arrangement to which Mr. Woods is a party or in which he participates that was entered into in connection with his election as a director.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2008

SIONIX CORPORATION

By:	/s/ Richard H. Papalian
Name:	Richard H. Papalian
Title:	Chief Executive Officer